UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

PETRONE WORLDWIDE, INC.
(Name of Registrant As Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.

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PETRONE WORLDWIDE, INC.

2200 N. Commerce Parkway, Suite 224

Weston, FL 33326

(855) 297-3876

May 5, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On March 7, 2016, the board of directors of Petrone Worldwide, Inc. (“Petrone”) and a stockholder holding a majority of Petrone’s voting power took action by written consent to approve the following action:

●	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 110,000,000 to 910,000,000 shares, of which 900,000,000 will be common stock and 10,000,000 will be preferred stock (the “Amendment”).

Stockholders of record at the close of business on March 7, 2016 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holder of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendment will become effective on or about May 25, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Victor Petrone
President/Chief Executive Officer

Weston, Florida

May 5, 2016

PETRONE WORLDWIDE, INC.

2200 N. Commerce Parkway, Suite 224

Weston, FL 33326

(855) 297-3876

May 5, 2016

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about May 5, 2016, to the stockholders of record, as of March 7, 2016 (the “Record Date”), of Petrone Worldwide, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Petrone” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of a stockholder who holds a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

●	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 110,000,000 to 910,000,000 shares, of which 900,000,000 will be common stock and 10,000,000 will be preferred stock (the “Amendment”).

On March 7, 2016, our board of directors unanimously approved the Amendment. Subsequent to our board of directors’ approval of the Amendment, the holder of a majority of the voting power of our voting stock approved, by written consent, the Amendment on March 7, 2016. The consenting stockholder and his approximate ownership percentage of our voting stock is as follows: Victor Petrone, our President/Chief Executive Officer, — 62.9%. We expect that the Amendment will be effective on or about May 25, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada and the Amendment.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Petrone stockholders. The Amendment will be effective after the expiration of such 20-day period, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 7, 2016, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of the Record Date, there were 18,683,230 shares of common stock issued and outstanding, held by 405 holders of record. Each share of common stock is entitled to one vote per share. As of the Record Date, there were 1,000,000 shares of Series A preferred stock issued and outstanding. Each share of Series A preferred stock is entitled to 50 votes per share; provided, however, that if the votes by the holders of the Series A preferred stock do not total at least 51% of the votes of all classes of our capital stock entitled to vote, then the votes cast by a majority of the holders of the Series A preferred stock shall be deemed to equal 51% of all votes cast. Holders of our common stock and holders of our Series A preferred stock vote together as one class on all matters submitted to a vote of our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Petrone.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of Petrone’s voting power to approve the action described in this Information Statement.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK

FROM 110,000,000 TO 910,000,000 SHARES,

OF WHICH 900,000,000 WILL BE COMMON STOCK AND 10,000,000 WILL BE PREFERRED STOCK

On March 7, 2016, our board of directors and a stockholder holding a majority of our voting power approved the Amendment, which will have the effect of increasing our authorized capital stock from 110,000,000 to 910,000,000 shares, of which 100,000,000 will be common stock, par value $0.001 per share, and 10,000,000 will be preferred stock, $0.001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time.

We currently have authorized capital stock of 110,000,000 shares, of which 100,000,000 shares are common stock and 10,000,000 are preferred stock. We have 18,683,230 shares of common stock and 1,000,000 shares of Series A preferred stock, respectively, issued and outstanding as of the Record Date. Upon effectiveness of the Amendment, our authorized capital stock will consist of 910,000,000 shares, of which 900,000,000 will be common stock and 10,000,000 will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. There will be no change in the number of authorized preferred shares as a result of the increase in authorized shares. The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and, except as set forth below, there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares, or our common stock, to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock and to create a class of preferred stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts. As previously disclosed, in May 2015, we executed a letter of intent pursuant to which we agreed to acquire Transpower Components (India) Pvt. Ltd, a company engaged in the business of manufacturing aluminum foil containers. Although we have not yet entered into a definitive purchase agreement to acquire Transpower, we expect that the definitive purchase agreement will require the issuance of 2,000,000 shares of common stock, in addition to the payment of $200,000 in cash. The shares, if any, that we expect to issue in the Transpower transaction are not expected to be a part of the additional shares authorized pursuant to the Amendment. We have no present plans to be acquired or to merge with another company, and neither we, nor our stockholders, have plans to enter into a change of control or similar transaction.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Amendment of our Articles

The Amendment will become effective at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Cardinal Energy stockholders. We expect to file a certificate of amendment to our Articles with the Secretary of State of Nevada effective on or about May 25, 2016.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock as of March 7, 2016 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock,

●	Each of the named executive officers (as defined in Item 402 of Regulation S-K),

●	Each of our directors, and

●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from March 7, 2016, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from March 7, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Victor Petrone (1)	11,760,542	62.9%
All executive officers and directors as a group (1 person)	11,760,542	62.9%

(1) Mr. Petrone’s address is c/o Petrone Worldwide, Inc., 2200 N. Commerce Parkway, Suite 224, Weston, FL 33326.

(2) Calculated on the basis of 18,683,230 shares of common stock outstanding on March 7, 2016.

Mr. Petrone also holds 1,000,000 shares of our Series A preferred stock, which represents 100% of the issued and outstanding Series A preferred stock. Each share of Series A preferred stock is entitled to 50 votes per share; provided, however, that if the votes by the holders of the Series A preferred stock do not total at least 51% of the votes of all classes of our capital stock entitled to vote, then the votes cast by a majority of the holders of the Series A preferred stock shall be deemed to equal 51% of all votes cast. Holders of our common stock and holders of our Series A preferred stock vote together as one class on all matters submitted to a vote of our stockholders.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by Petrone can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Petrone Worldwide, Inc., 2200 N. Commerce Parkway, Suite 224, Weston, FL 33326, Attn: Victor Petrone, President/Chief Executive Officer, or by telephoning the Company at (855) 297-3876.

Our principal executive office is located at 2200 N. Commerce Parkway, Suite 224, Weston, FL 33326. Our corporate website is www.petroneworldwide.com and our phone number is (855) 297-3876.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Petrone Worldwide, Inc., 2200 N. Commerce Parkway, Suite 224, Weston, FL 33326, Attn: Victor Petrone, President/Chief Executive Officer, or by telephoning the Company at (855) 297-3876.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Petrone Worldwide, Inc.

/s/ Victor Petrone
Victor Petrone
President/Chief Executive Officer